Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (“Supplemental Indenture”) dated as of August 2, 2004 by and among Pentair, Inc., a Minnesota corporation, (the “Company”), the subsidiaries of the Company signatory hereto and U.S. Bank National Association, a national banking association, as Trustee under the Indenture (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 1, 1999, as amended by a Officers’ Certificate and Supplemental Indenture dated October 5, 2003 (as amended, the “ Indenture”), providing for the issuance of 7.85% Senior Notes due 2009.

Section 901(5) of the Indenture provides that the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and for good and valuable consideration the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities as follows:

A. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

B. Additional Definitions. The Securities shall be subject to the following additional definitions:

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 25, 2003 among the Company, various subsidiaries of the Company, various financial institutions and Bank of America N.A., as administrative agent (as amended, restated, or otherwise modified from time to time).

“Credit Agreement Guaranty” means the Guaranty dated as May 1, 2001, as amended and supplemented, issued by the certain Subsidiaries of the Company whereby such Subsidiaries guaranty all obligations of the Company under or in connection with the Credit Agreement (as amended, restated, or otherwise modified or supplemented from time to time).

“Foreign Subsidiary” means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof, and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of May 1, 2001, among Bank of America, N.A. as agent for various financial institutions which are parties to the Credit

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Agreement and certain other creditors of the Company, (as amended, restated or modified from time to time).

“Indenture Subsidiary Guaranty” means a Guaranty issued by various domestic Subsidiaries of the Company which shall guaranty payment of all of the Company’s obligations and liabilities under or in connection with the Indenture and shall be substantially in the form of Exhibit A hereto.

“Subsidiary Guaranty” shall have the meaning set forth in the Intercreditor Agreement.

“Subsidiary Guarantor” means, on any day, each Subsidiary that has executed a counterpart of the Indenture Subsidiary Guaranty on or prior to that day (and has not been released from its obligations thereunder in accordance with the terms thereof).

C. Addition of New Section 1011 to Article Ten. For purpose of the Securities, the following new Section 1011 to Article Ten of the Indenture is added in proper numerical sequence:

SECTION 1011. “Indenture Subsidiary Guaranty.

The Company will take, and will cause its Subsidiaries to take, such actions as are reasonably necessary so that as of August 2, 2004 and at all times thereafter all of the Company’s obligations hereunder are guaranteed by Subsidiaries (other than Foreign Subsidiaries) that, in the aggregate together with the Company, own 90% or more of the consolidated assets of the Company and its Subsidiaries (excluding Foreign Subsidiaries) and earned 90% or more of the consolidated revenue of the Company and it Subsidiaries (excluding Foreign Subsidiaries) during the most recent period of four consecutive fiscal quarters (excluding the revenues of any Subsidiary or business unit which has been divested or liquidated on or prior to any date of determination), in each case pursuant to the Indenture Subsidiary Guaranty; provided, however, that as a condition to the effectiveness of the Indenture Subsidiary Guaranty, an Other Creditor Supplement in the form of Exhibit A to the Intercreditor Agreement shall have been executed and delivered by the Company and the Trustee in accordance with the terms of the Intercreditor Agreement.

The Indenture Subsidiary Guaranty shall cease to be effective upon the payment in full of the principal and interest on the Securities and all other payments due under the Indenture. In addition, the Indenture Subsidiary Guaranty shall, without any further action of any Holder or the Trustee, cease to be effective on the first date on which the Credit Agreement Guaranty (or any replacement thereof) ceases to be effective (a “Credit Agreement Guaranty Termination”); provided, however that the foregoing release shall be effective only if each Subsidiary Guaranty ceases to be effective by its terms upon a Credit Agreement Guaranty Termination.

In addition, if at any time any Subsidiary Guarantor is released from its obligations under the Credit Agreement Guaranty (or any replacement thereof), then such Subsidiary Guarantor shall without any further action of any Holder or the Trustee be released from the Indenture Subsidiary Guaranty; provided, however, that the foregoing release shall be effective only if such Person is concurrently released from its obligations under the terms of each Subsidiary Guaranty upon any such Credit Agreement Guaranty release.

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The Indenture Subsidiary Guaranty shall further cease to be effective upon defeasance of the Securities or discharge of the Indenture pursuant to Article Four of the Indenture.

D. Addition of New Paragraph (10) to Section 901. Section 901 of Article Nine of the Indenture is hereby amended by the insertion of the following paragraph (10) immediately after paragraph (9) therein.

“(10) to document release of any Subsidiary Guaranty under Section 1011 or in accordance with the terms thereof.”

E. Addition of New Paragraph (4) to Section 902. Section 902 of Article Nine of the Indenture is hereby amended by the insertion of the following paragraph (4) immediately after paragraph (3) therein.

“(4) to add additional Subsidiary Guarantors with respect to the Securities; provided however, that the Form of Supplemental Indenture to be delivered by the Company and additional Subsidiary Guarantors shall be substantially as set forth on Exhibit B hereto.”

F. Ratification of Indenture; Supplemental Indentures Part of Indenture

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and al the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and the Trustee and every Holder shall be bound hereby.

G. Miscellaneous.

All headings and captions preceding the text of the several sections of this Supplemental Indenture are intended solely for convenience of reference and shall not constitute a part of this Supplemental Indenture, nor shall they affect its meaning, construction or effect.

This Supplemental Indenture embodies the entire agreement and understanding between the Company and the Trustee and the Holders with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

This Supplemental Indenture shall be governed by, and enforced in accordance with the internal laws of the State of New York.

The Company agrees to pay directly all of the out-of-pocket expenses of the Trustee (including without limitation the reasonable fees and expenses of special counsel to the Trustee) in connection with the preparation, negotiation, and execution of this Supplemental Indenture and any other document required to be furnished herewith

This Supplemental Indenture may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ATTEST:	PENTAIR, INC.

By:	By:
Its:	Its:

ATTEST:	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Its:	Its:

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EXHIBIT A

INDENTURE SUBSIDIARY GUARANTY

(7.85% SENIOR NOTES DUE 2009)

THIS INDENTURE SUBSIDIARY GUARANTY (this “Guaranty”) dated as of August 2, 2004 is executed in favor of each Holder and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Pentair, Inc. (the “Company”) and the Trustee have entered into an Indenture dated as of June 1, 1999, as amended, (as amended, restated or otherwise modified from time to time, the “Indenture;” capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Indenture); and

WHEREAS, each of the undersigned is willing to guaranty the Liabilities (as defined below) as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

Section 1. Guaranty. Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Indenture and any Securities issued under (and as defined in) the Indenture, in each case as the same may be amended, modified, extended or renewed from time to time, and (b) all costs and expenses paid or incurred by the Trustee in enforcing this Guaranty or any Security against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided, however, that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law.

Section 2. Payment Prior to Maturity of Liabilities. Each of the undersigned agrees that as between it on the one hand and the Holders and the Trustee on the other hand, in the event of the occurrence of any Event of Default under Section 501(6) or (7) of the Indenture, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

Section 3. Continuing Guaranty; Termination. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall, subject to the following sentence, remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Liabilities have been paid in full (other than contingent and indemnification obligations not yet due and payable). Notwithstanding anything herein to the contrary, this Guaranty shall, without further action by the Company or any of the undersigned, cease to be effective on the first date on which the Credit Agreement Guaranty (or any replacement thereof) ceases to be effective (a “Credit Agreement Guaranty Termination”); provided, however, that the foregoing release shall be effective only if all other Subsidiary Guaranties (as defined in the Intercreditor Agreement referred to below) cease to be effective by their terms upon a Credit Agreement Guaranty Termination. In addition, this Guaranty shall terminate upon defeasance of the Securities or discharge of the Indenture pursuant to Article Four of the Indenture.

Section 4. Returned Payments. The undersigned further agree that if at any time all or any part of any payment theretofore applied by any Holder to any of the Liabilities is or must be rescinded or returned by any Holder for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Holder, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by such Holder had not been made.

Section 5. Rights of the Holder and the Trustee.

(a) Any amounts received by any Holder or the Trustee from whatever source on account of the Liabilities may be applied toward the payment of the Liabilities in accordance with the Indenture; and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of a Holder until such time as this Guaranty shall have been discontinued as to all of the undersigned and payment of the full amount of all Liabilities (other than contingent and indemnification obligations not yet due and payable) shall have been made.

(b) The undersigned hereby expressly waive: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (iv) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities and (v) any modification, amendment or waiver with respect to the Liabilities or the Indenture.

(c) The creation or existence from time to time of additional Liabilities to any Holder and the Trustee or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of any Holder or the Trustee or the obligations of the undersigned under this Guaranty.

Section 6. Release of Guarantor. If, at any time, any of the undersigned is released from its obligations under the Credit Agreement Guaranty (or any replacement thereof) because such undersigned ceases to be a subsidiary of the Company or for any other reason, then such undersigned shall, without any further action by any Holder or the Trustee or any of the undersigned, be released from its obligations hereunder; provided that any such release shall be effective only if the applicable undersigned is concurrently released from its obligations under the terms of each other Subsidiary Guaranty upon a release under the Credit Agreement Guaranty.

Section 7. Guaranty Subject to Intercreditor Agreement. All payments received by any Holder or the Trustee hereunder are subject to the terms of the Intercreditor Agreement.

Section 8. General. (a) No delay on the part of either the Holders or the Trustee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by a Holder or the Trustee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon any Holder or the Trustee except as expressly set forth in a writing duly signed and delivered on behalf the Trustee. No action of Holder or the Trustee permitted hereunder shall in any way affect or impair the rights of any Holder or the Trustee or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include, without limitation, all obligations of the Company to the Trustee or the Holders arising under or in connection with the Indenture and the Securities issued under (and as defined in) the Indenture, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

(b) This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is a partnership, corporation, limited liability company or other entity, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

(c) This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

(d) This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, any additional subsidiary of the Company may become a party hereto by executing and delivering to the Trustee a counterpart of this Guaranty; provided that any such additional Subsidiary shall concurrently become a party to each other Subsidiary Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

(e) This Guaranty may be secured by one or more security agreements, pledge agreements, mortgages, deeds of trust or other similar documents.

(f) EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE TRUSTEE AND THE HOLDERS, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

[NAME OF SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Signature page for the Guaranty dated as of , 2004 issued by various subsidiaries of Pentair, Inc. (the “Company”) in favor of U.S. Bank National Association, as Trustee under the Indenture dated as of June 1, 1999 between the Company and the Trustee as amended, restated, or otherwise modified from time to time.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and attached hereto is a supplement to Schedule I to the Guaranty setting forth the address for the undersigned):

[NAME OF SUBSIDIARY]

By:
Name:
Title:

SCHEDULE I TO INDENTURE SUBSIDIARY GUARANTY

ADDRESSES

All notices and communications should be sent to Pentair, Inc., attention Louis L. Ainsworth, 5500 Wayzata Boulevard, Suite 800, Golden Valley, Minnesota 55416-1259.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE

DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [    ] among the undersigned subsidiaries (the “Additional Subsidiary Guarantors”) of Pentair, Inc., a Minnesota corporation (or its permitted successor) (the “Company”), the other Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) and U.S. Bank National Association, a national banking association, a Delaware corporation, not in its individual capacity but solely as trustee under the Indenture (the “Trustee”).

RECITALS

The Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of June 1, 1999, as amended, providing for the issuance of $250,000,000 7.85% Senior Notes due 2009.

Section 10.4 of the Indenture contemplates that under certain circumstances the Company may cause Additional Subsidiary Guarantors to execute and deliver to the Trustee a subsidiary guaranty pursuant to which the Additional Subsidiary Guarantors will guarantee payment of the Securities on the same terms and conditions as those set forth in Section 10.4 of the Indenture.

Pursuant to Section 9.01(4) of the Indenture, the Company and the Trustee, are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH

For and in consideration of the premises and for good and valuable consideration the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities as follows:

A. Capitalized Terms. Capitalized terms used herein but defined shall have the meanings assigned to them in the Indenture.

B. Guaranties. Each of the Additional Subsidiary Guarantors hereby agrees to execute a counterpart of the Indenture Subsidiary Guaranty the signature page of which is set forth as Attachment 1 hereto.

C. Ratification of Indenture; Supplemental Indentures part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and the Trustee and every Holder shall be bound hereby.

D. Miscellaneous.

All headings and captions preceding the text of the several sections of this Supplemental Indenture are intended solely for convenience of reference and shall not constitute a part of this Supplemental Indenture, nor shall they affect its meaning, construction or effect.

This Supplemental Indenture embodies the entire agreement and understanding between the Company and the Trustee and the Holders with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

This Supplemental Indenture shall be governed by, and enforced in accordance with the internal laws of the State of New York.

The Company agrees to pay directly all of the out-of-pocket expenses of the Trustee (including without limitation the reasonable fees and expenses of special counsel to the Trustee) in connection with the preparation, negotiation, and execution of this Supplemental Indenture and any other document required to be furnished herewith

This Supplemental Indenture may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

PENTAIR, INC.

Name:
Title:

[SUBSIDIARY GUARANTORS]

Name:
Title:

[ADDITIONAL SUBSIDIARY GUARANTORS]

Name:
Title:

US Bank National Association, not in its individual capacity but solely as Trustee

Name:
Title:

Signature page for the Indenture Subsidiary Guaranty dated as of             2004 issued by the various subsidiaries of Pentair, Inc. (the “Company”) in favor of U.S. Bank National Association, as Trustee and the creditors referred to in such Indenture Subsidiary Guaranty, including the Holders under the Indenture dated as of June 1, 1999, among the Company, and the Trustee. as amended, restated, or otherwise modified from time to time, pursuant to which the Company issued $250,000,000 7.85% Senior Notes, due 2009.

The undersigned is executing a counterpart hereof as of this day of , 20 for purposes of becoming a party hereto (and attached hereto is a supplement to Schedule I to the Indenture Subsidiary Guaranty setting forth the address for the undersigned):

[ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:

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